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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119559, No. 333-123716, No. 333-129669, No. 333-142707, No. 333-150753, No. 333-159042, No. 333-161065, No. 333-166546, No. 333-173923, and No. 333-181763) pertaining to the 2004 Equity Incentive Plan, 2004 Employee Stock Purchase Plan, Shares Acquired Under Written Compensation Agreements, 2008 New Employee Equity Incentive Plan, and the 2012 Equity Incentive Plan of Theravance, Inc. and the Registration Statements on Form S-3 (No. 333-160761 and No. 333-186058) and related Prospectuses of our reports dated March 3, 2014, with respect to the consolidated financial statements and schedule of Theravance, Inc. and the effectiveness of internal control over financial reporting of Theravance, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Redwood City, California
March 3, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM